Acquisition of Gateway Financial Holdings of Florida, Inc. November 30, 2016 Exhibit 99.2

This presentation contains forward-looking statements, as defined by Federal Securities Laws, relating to present or future trends or factors affecting the operations, markets and products of CenterState Banks, Inc. (CSFL). These statements are provided to assist in the understanding of future financial performance. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to CSFL’s most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission. CSFL undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this presentation. Forward Looking Statement

Offices: 85 Assets: $6.5 billion Deposits: $5.3 billion Loans: $4.3 billion Tampa Jacksonville Orlando Winter Haven Miami Overview of Pro Forma Franchise Source: SNL Financial Data as of 9/30/16; CSFL pro forma for recent acquisition of Platinum Bank Holding Company Note: CSFL branch count includes two de novo branches in the Jacksonville and Palm Coast markets that have been approved, but not yet opened Excludes purchase accounting adjustments and potential branch closures Includes all Florida headquartered institutions with total assets less than $20.0 bn; deposit market share data as of 6/30/16, pro forma for announced transactions Pro Forma Highlights (1) Builds upon existing Ocala-Gainesville-Villages and Daytona Beach presence, while providing extension into the attractive Sarasota-Bradenton market Pro forma company becomes the #3 community bank by deposit market share the in the Ocala-Gainesville-Villages market (2) Pro forma company holds 1.0% of the deposit market share in Florida, and is the #2 largest community bank (2) Ocala Gainesville Sarasota Daytona Beach CSFL (69) Platinum (7) Gateway (9) St. Augustine Vero Beach Boca Raton

Transaction Rationale Strategic Rationale Low Risk Profile Attractive Financial Returns Accelerates CenterState’s growth into adjacent markets Organic loan growth at Gateway exceeds 20% annually over the last three years Strengthens position as the #2 Florida-based community bank by deposit market share Extends franchise into the highly attractive Sarasota-Bradenton, FL market Minimal initial tangible book value dilution, earned back within 1.5 years Mid-single digit EPS accretion Enhances profitability / efficiency metrics Pro forma company “well-capitalized” and remains under CRE guidelines Close relationship garnered over 7 years as a correspondent banking client Negotiated transaction with all key executives under contract Comprehensive due diligence with talented and practiced credit review team CenterState is an experienced acquiror and integrator

Strengthened Market Presence Source: SNL Financial Deposit data as of 6/30/16, pro forma for announced acquisitions

Summary of Transaction Terms Acquiror: CenterState Banks, Inc. (Nasdaq: CSFL) Target: Gateway Financial Holdings of Florida, Inc. (Private) Transaction Value:(1) $132.0 million Consideration Mix: 70% Stock / 30% Cash Per Share Cash Consideration: $18.00 Per Share Stock Consideration: 0.95 shares of CSFL stock Valuation Multiples: Price / Tangible Book Value: 1.48x Price / LTM Earnings with Cost Saves: 12.3x Core Deposit Premium: 7.7% (2) Capital Raise: No additional capital required to complete the transaction Board Seats: None committed Required Approvals: Customary regulatory approval and approval of Gateway shareholders Expected Closing: Q2 2017 Based on CSFL’s 20-day average stock price of $20.54 as of 11/29/16 Deal value less target’s tangible common equity as a percentage of target’s core deposits (less than $100,000)

Transaction Assumptions Cost Savings: 35% cost savings fully phased-in (75% in 2017, 100% in 2018) Merger Related Expenses: $8.6 million after-tax ($5.0 million for Buyer, $3.6 million for Seller) Purchase Accounting Marks: Gross credit mark to loans:$8.6 million ($1.3 million net of reserve) Gross credit mark to OREO: $0.2 million Gross mark to deposits: $1.4 million Gross mark to branch real estate:$4.6 million Gross mark to securities: $1.2 million Gross mark to FHLB: $0.2 million Impact to net assets: (1) ($8.9) million Revenue Synergies: None assumed Core Deposit Intangible: 1.5% of Core Deposits(2) Impact to assets is net of loan loss reserve Defined as total deposits excluding all certificates of deposits

Credit Due Diligence Experienced credit review team Completed due diligence on 34 banks since 2008 Completed 6 FDIC-assisted deals and 6 whole-bank deals through cycle, with 1 whole-bank deal pending All banks are outperforming their initial marks Comprehensive review process for Gateway’s loans and OREO portfolios Reviewed 82% of the dollar balance of Gateway’s loan portfolio (100% of loans > $500,000) Reviewed 100% of OREO properties, non-accruing loans and substandard loans Reviewed 100% of TDRs and 100% of special mention loans Diligence Highlights Gateway Net Charge-Offs Source: SNL Financial Data as of or for the twelve months ended each respective year; 2016YTD data as of 9/30/16 Net Charge-Offs ($000s) Net Charge-Offs / Avg. Loans

Combined Transactions: Total Assets = $1,464 million Total Loans = $995 million Total Deposits = $1,217 million Combined Target Financials (1) + Attractive Returns Price / TBV = 166% Price / LTM earnings with cost saves = 11.6x Cost savings of ~ 37% of combined expense base fully phased-in 7 of 16 acquired branches have close overlap with a CSFL branch Double-digit EPS accretion fully phased-in by 2018 Tangible book value earned back within 2 years Source: SNL Financial Data as of 9/30/16 Excludes purchase accounting adjustments

Concluding Thoughts Complements our existing franchise while extending into new, attractive markets Financially beneficial to our shareholders with minimal risk Immediately accretive to earnings Minimal tangible book value dilution earned back within 1.5 years Further solidifies CSFL as the premier community bank in Florida

Appendix

Gateway Company Highlights Founded – 2006 Branches – 9 Headquarters in Daytona Beach, FL Branches in: Deltona-Daytona Beach-Ormond Beach, FL MSA Ocala-Gainesville, FL market Sarasota-Bradenton, FL MSA Company Highlights Total Assets - $880 million Gross Loans - $543 million Total Deposits - $721 million Financial Highlights Source: SNL Financial Data as of 9/30/16; demographics deposit-weighting as of 6/30/16 Demographic data weighted by county, pro forma for announced acquisitions ’17 – ’22 Median HHI Growth (%)

CSFL (1) (2) Pro Forma Loan Composition MRQ CSFL Yield on Loans: 5.16% Gateway MRQ Gateway Yield on Loans: 4.63% Pro Forma (2) Source: SNL Financial Data as of or for the three months ended 9/30/16 Pro forma for recent acquisition of Platinum Bank Holding Company; Platinum data bank level Excludes purchase accounting adjustments

Pro Forma Deposit Composition MRQ CSFL Cost of Deposits: 0.18% MRQ Gateway Cost of Deposits: 0.45% Source: SNL Financial Data as of or for the three months ended 9/30/16 Note: Jumbo time deposits defined as time deposits greater than $100,000 Pro forma for recent acquisition of Platinum Bank Holding Company; Platinum data bank level Excludes purchase accounting adjustments CSFL (1) (2) Gateway Pro Forma (2)

Investor Contacts John Corbett President & CEO jcorbett@centerstatebank.com Jennifer Idell Chief Financial Officer jidell@centerstatebank.com Steve Young Chief Operating Officer syoung@centerstatebank.com Phone Number 863-293-4710